Exhibit 99.1

Horizon Acquisition Corporation II Transfers Listing to NYSE American LLC

November 23, 2022

NEW YORK—(BUSINESS WIRE)— Horizon Acquisition Corporation II (NYSE: HZON) (“Horizon”), a special purpose acquisition company, announced today that it expects to transfer its listing from The New York Stock Exchange to the NYSE American LLC (“NYSE American”), where it has been approved for listing subject to confirmation of its satisfaction of the NYSE American’s listing standards. Horizon’s decision to transfer to the NYSE American was motivated by several factors, including more favorable thresholds for continued listing on the NYSE American following recent redemptions of Horizon’s Class A ordinary shares in connection with the vote to extend the deadline by which Horizon must complete its initial business combination. Following the transfer, Horizon intends to continue to file the same types of periodic reports and other information it currently files with the U.S. Securities and Exchange Commission. Horizon anticipates the transfer to the NYSE American to occur on or about November 29, 2022.

For more information, please contact:

Horizon Acquisition Corporation II

Nadia Damouni

Prosek Partners

646.818.9217

ndamouni@prosek.com